    As filed with the Securities and Exchange Commission on December 17, 1999

                                                   REGISTRATION NO. 333-
                                                                        --------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                           PROSPERITY BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

                TEXAS                                        74-2331986
     (State or other jurisdiction                         (I.R.S. Employer
   of incorporation or organization)                   Identification Number)

                             3040 POST OAK BOULEVARD
                              HOUSTON, TEXAS 77056
                                 (713) 993-0002
              (Address of registrant's Principal Executive Offices)

                           PROSPERITY BANCSHARES, INC.
                           401(k)PROFIT SHARING PLAN
                              (Full Title of Plan)

                             ----------------------

                                TRACY T. RUDOLPH
                           PROSPERITY BANCSHARES, INC.
                             3040 POST OAK BOULEVARD
                              HOUSTON, TEXAS 77056
                     (Name and address of agent for service)

                                  713-993-0002
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                              WILLIAM T. LUEDKE IV
                          BRACEWELL & PATTERSON, L.L.P.
                           SOUTH TOWER, PENNZOIL PLACE
                        711 LOUISIANA STREET, SUITE 2900
                            HOUSTON, TEXAS 77002-2781
                                 (713) 223-2900


                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                  PROPOSED
                                                                   MAXIMUM               PROPOSED           AMOUNT OF
               TITLE OF                     AMOUNT TO             OFFERING           MAXIMUM AGGREGATE    REGISTRATION
      SECURITIES TO BE REGISTERED       BE REGISTERED(1)     PRICE PER SHARE (2)     OFFERING PRICE(2)         FEE
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share      300,000              $15.9375              $4,781,250          $1,262.25
========================================================================================================================



(1) Pursuant to Rule 457(h)(1), the registration fee is calculated with respect to shares to be purchased pursuant to the Prosperity Bancshares, Inc. 401(k) Profit Sharing Plan (the "Plan"). In addition, pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the "Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan which is described herein.

(2) The proposed maximum offering price per share and the proposed maximum aggregate offering price are (a) calculated, pursuant to Rule 457(h)(1), by multiplying the number of shares to be registered by the average of the high and low prices of a share of Common Stock, as reported on The Nasdaq Stock Market, Inc., on December 15, 1999, which was $15.9375, and (b) provided herein for the sole purpose of determining the registration fee. Pursuant to Rule 457(h)(2), no separate fee is required with respect to the Plan interests.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

* The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the Note to
         Part 1 of Form S-8 and Rule 428 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

         Prosperity Bancshares, Inc., a Texas corporation, (the "Company") and the Prosperity Bancshares, Inc. 401(k) Profit Sharing Plan (the "Plan"), hereby incorporate by reference into this registration statement (the "Registration Statement"):

                  (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Securities and Exchange Commission (the "Commission") on March 24, 1999;

                  (ii) the Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1998, as filed with the Commission on December 17, 1999;

                  (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, as filed with the Commission on November 15, 1999;

                  (iv) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, as filed with the Commission on May 12, 1999;

                  (v) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, as filed with the Commission on August 11, 1999; and

                  (vi) the description of the Company's Common Stock, par value $1.00 per share, contained in the Company's Form 8-A, dated November 10, 1998, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


         The Company will provide, without charge, to each participant in the Plan, on written or oral request of such person, a copy of any or all of the documents (without exhibits, unless such exhibits are specifically incorporated by reference), incorporated by reference pursuant to this Item 3. All such requests should be directed to Prosperity Bancshares, Inc., 1301 N. Mechanic, El Campo, Texas 77437, Attention: David Hollaway, Chief Financial Officer. The phone number at that address is (409) 543-2200.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation") and Amended and Restated Bylaws ("Bylaws") require the Company to indemnify officers and directors of the Registrant to the fullest extent permitted by Article 2.02-1 of the Texas Business Corporation Act ("TBCA") of the State of Texas. Generally, Article 2.02-1 of the TBCA permits a corporation to indemnify a person who was, is, or is threatened to be a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person (i) conducted himself in good faith, (ii) reasonably believed (a) in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation's best interests, or (b) in the case of other situations, that his conduct was at least not opposed to the corporation's best interests, and
(iii) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, the TBCA requires a corporation to indemnify a director or officer for any action that such director or officer is wholly successful in defending on the merits.

         The Company's Articles of Incorporation provide that a director of the Company will not be liable to the corporation for monetary damages for an act or omission in the director's capacity as a director, except to the extent not permitted by law. Texas law does not permit exculpation of liability in the case of (i) a breach of the director's duty of loyalty to the corporation or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office or (iv) an act or omission for which the liability of the director is expressly provided by statute.

         The Company may provide liability insurance for each director and officer for certain losses arising from claims or changes made against them while acting in their capabilities as directors or officers of the Company, whether or not the Company would have the power to indemnify such person against such liability, as permitted by law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1 Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference from Exhibit 3.1 to the Company's Registration Statement on Form S-1; Registration No. 333-63267).

         4.2 Amended and Restated Bylaws of the Company (incorporated herein by reference from Exhibit 3.2 to the Company's Registration Statement on Form S-1; Registration No. 333-63267).

         4.3*     Prosperity Bancshares, Inc. 401(k) Profit Sharing Plan.

         4.4*     Employer's Adoption Agreement.

         4.5*     Amendment No. 1 to Employer's Adoption Agreement.

         23.1*    Consent of Deloitte & Touche LLP.

         24.1*    Power of Attorney (included on page II-4).
----------

*Filed Herewith.

         The registrant will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

ITEM 9.  UNDERTAKINGS.

         A.       The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this registration statement:

                                    (i) To include any prospectus required by
                           section 10(a)(3) of the Securities Act of 1933;

                                    (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement;

                  Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS ON THE 17TH DAY OF DECEMBER, 1999.

                                     PROSPERITY BANCSHARES, INC.
                                         (Registrant)


                                     By: /s/ Tracy T. Rudolph
                                         ---------------------------------------
                                         Tracy T. Rudolph
                                         Chairman of the Board and President


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Tracy T. Rudolph and David Zalman, with full power to each of them to act without the other, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities (until revoked in writing), to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto, to file the same, together with all exhibits thereto and documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities authorities, granting unto said attorney-in-fact and agent, or his or their substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, thereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE 17TH DAY OF DECEMBER, 1999.

         Signature                                                       Title
         ---------                                                       -----
/s/ Tracy T. Rudolph                                       Chairman of the Board and President
-----------------------------------------                     (Principal Executive Officer)
Tracy T. Rudolph


/s/ David Hollaway                                                Chief Financial Officer
-----------------------------------------       (Principal Financial Officer/ Principal Accounting Officer)
David Hollaway


/s/ Harry Bayne                                                         Director
-----------------------------------------
Harry Bayne


/s/ James A. Bouligny                                                   Director
-----------------------------------------
James A. Bouligny


/s/ J. T. Herin                                                         Director
-----------------------------------------
J. T. Herin

/s/ Charles M. Slavik                                            Director
-----------------------------------------
Charles M. Slavik


/s/ Harrison Stafford                                            Director
-----------------------------------------
Harrison Stafford


/s/ Robert Steelhammer                                           Director
-----------------------------------------
Robert Steelhammer


/s/ David Zalman                                                 Director
-----------------------------------------
David Zalman

                                   SIGNATURES

         THE PLAN. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE TRUSTEE HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF HOUSTON, STATE OF TEXAS ON THE 17TH DAY OF DECEMBER, 1999.


                                     PROSPERITY BANCSHARES, INC.
                                     401(K) PROFIT SHARING PLAN
                                     (PLAN)

                                     Michael Harris, as Trustee


                                     By: /s/ Michael Harris
                                         ---------------------------------------
                                     Name: Michael Harris
                                     Title:   Trustee

                                  EXHIBIT INDEX

  EXHIBIT NUMBER                                              DESCRIPTION
  --------------                                              -----------
         4.1                        Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference from Exhibit 3.1 to the Company's Registration Statement on Form S-1 Registration
                                    No. 333-63267).

         4.2                        Amended and Restated Bylaws of the Company (incorporated herein by reference from
                                    Exhibit 3.2 to the Company's Registration Statement on Form S-1, Registration No. 333-
                                    63267).

         4.3*                       Prosperity Bancshares, Inc. 401(k) Profit Sharing Plan.

         4.4*                       Employer's Adoption Agreement.

         4.5*                       Amendment No. 1 to Employer's Adoption Agreement

         23.1*                      Consent of Deloitte & Touche LLP.

         24.1*                      Power of Attorney (included on page II-4).

-------------

*Filed Herewith